As filed with the Securities and Exchange Commission on April 29, 2005
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 OccuLogix, Inc.
             (Exact name of registrant as specified in its charter)

               Delaware                                   59 343 4771
     (State or other jurisdiction                      (I.R.S. Employer
  of incorporation or organization)                    Identification No.)


                     2600 Skymark Avenue, Unit 9, Suite 201
                          Mississauga, Ontario L4W 5B2
                    (Address of principal executive offices)


 OccuLogix, Inc. (formerly Vascular Sciences Corporation) 2002 Stock Option Plan
                            (Full title of the plan)


                                    Torys LLP
                                 237 Park Avenue
                               New York, NY 10017
                            Attention: Andrew J. Beck
                                 (212) 880-6000
                      (Name, address and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                    Proposed Maximum      Proposed Maximum          Amount of
  Title of securities to         Amount to              Offering              Aggregate           Registration
      be registered          be Registered(1)      Price per Share(2)     Offering Price(2)            Fee
      -------------          ----------------      ------------------     -----------------        -------
Common Stock, par value    2,856,684 shares              $6.785                $19,382,600.94       $2,281.33
$0.001 per share
====================================================================================================================

(1) Plus such indeterminate number of shares of common stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act based upon the average of the reported high and low sales price of the shares of common stock of OccuLogix, Inc. on April 26, 2005 on the Nasdaq National Market System (a date within five business days of the filing of this Registration Statement).

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The documents containing the information specified in Part I of Form S-8 are not required to be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to the Note to Part I of Form S-8 and Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by OccuLogix, Inc. as required by Part I of Form S-8 and by Rule 428 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

            The following documents which have been and will in the future be filed by us with the Securities and Exchange Commission ("SEC") are incorporated in the Registration Statement by reference:

      (a) The description of the securities contained in our registration statement on Form 8-A filed on November 17, 2004 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No.000-551030), including any amendment or report filed for the purpose of updating such description.

      (b) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which contains our audited financial statements for such fiscal year (File No. 000-551030)

      (c) All other reports filed by our company under Section 13(a) or 15(d) of the Exchange Act since December 31, 2004.

            In addition, all reports and documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from the date of filing of each such document.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      Pursuant to our amended and restated certificate of incorporation and to the fullest extent from time to time permitted by law, no directors shall be personally liable for monetary damages for breach of any duty as a director. As required under current Delaware law, our amended and restated certificate of incorporation provides that this waiver may not apply to liability:

      o for any breach of the director's duty of loyalty to us or our stockholders;

      o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

      o under Section 174 of the Delaware General Corporation Law ( the "DGCL") (governing distributions to stockholders); or

      o for any transaction from which the director derived any improper personal benefit.

      However, in the event the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the repeal or modification of this provision of our amended and restated certificate of incorporation, nor the adoption of any provision of our amended and restated certificate of incorporation which is inconsistent with this provision, shall adversely affect any right or protection of a director existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

      Our amended and restated certificate of incorporation provides that we shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit of proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and with respect to any criminal action or proceeding has no reasonable cause to believe the person's conduct was unlawful.

      The right to be indemnified shall include the right of an officer or a director to be paid expenses in advance of the final disposition of any proceeding, provided that, if the DGCL requires, such advance payment will be made only if we receive an undertaking to repay such amount if it shall be determined that he or she is not entitled to be indemnified.

      Our board of directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our board of directors may also adopt by-laws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment or repeal of these indemnification provisions, nor the adoption of any provision of our amended and restated certificate of incorporation inconsistent with these indemnification provisions, shall eliminate or reduce any rights to indemnification relating to the indemnified party's status or any activities prior to such amendment, repeal or adoption.

      We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors.


Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index to this Registration Statement.

Item 9. Undertakings.

            The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the SEC promulgated under the Securities
Act:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario on the 29th day of April, 2005.

                                       OCCULOGIX, INC.


                                       By: /s/ Elias Vamvakas
                                           ------------------------------
                                           Name:  Elias Vamvakas
                                           Title: Chief Executive Officer

                               POWERS OF ATTORNEY

            Each person whose signature appears below constitutes and appoints Elias Vamvakas and William G. Dumencu, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities listed below and on April 29, 2005.

Signature                          Title
/s/ Elias Vamvakas                 Chief Executive Officer and Director (principal executive officer)
-----------------------------
Elias Vamvakas

/s/ William G. Dumencu             Chief Financial Officer  (principal financial and accounting
-----------------------------
William G. Dumencu                 officer)

/s/ Richard Lindstrom              Director
-----------------------------
Richard Lindstrom


/s/ Jay T. Holdmes                 Director
-----------------------------
Jay T. Holmes

/s/ Thomas Davidson                Director
-----------------------------
Thomas Davidson

/s/ Georges Noel                   Director
-----------------------------
Georges Noel

/s/ Gilbert S. Omenn               Director
-----------------------------
Gilbert S. Omenn

                                   Director
-----------------------------
Adrienne L. Graves

                                  EXHIBIT INDEX


Exhibit     Description of Exhibit
-------     ----------------------

4.1 Amendment to the 2002 Stock Option Plan (incorporated by reference to Exhibit 10.22 to the Registrant's Registration Statement on Form S-1/A No. 3, filed with the SEC on October 7, 2004 (File No. 333-118024))

4.2 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-118204), filed with the SEC on November 16, 2004).

4.3         Amended and Restated By-laws (incorporated by reference to Exhibit
            3.4 to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-118204), filed with the SEC on November 16,
            2004).

5.1         Opinion of Torys LLP.

23.1        Consent of Ernst & Young LLP.

23.2        Consent of Torys LLP (contained in Exhibit 5.1).

24.1 Powers of Attorney (included on the signature page of this Registration Statement).